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                                                                Exhibit 99.7

                   AMENDED AND RESTATED REGISTRATION AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2003

                                      AMONG

                           VITALSTREAM HOLDINGS, INC.

                                     AND THE

                              COMMON STOCKHOLDERS,

                             PREFERRED STOCKHOLDERS,

                             CONVERTIBLE NOTEHOLDERS

                                       AND

                                 WARRANT HOLDERS

                                       OF

                  VITALSTREAM HOLDINGS, INC. REFERRED TO HEREIN

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                                TABLE OF CONTENTS

1.   DEFINITIONS...........................................................     2

2.   DEMAND REGISTRATIONS..................................................     3

3.   PIGGYBACK REGISTRATIONS...............................................     6

4.   HOLDBACK AGREEMENTS...................................................     7

5.   REGISTRATION PROCEDURES...............................................     7

6.   REGISTRATION EXPENSES.................................................     9

7.   INDEMNIFICATION.......................................................    10

8.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS...........................    12

9.   MISCELLANEOUS.........................................................    12

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                   AMENDED AND RESTATED REGISTRATION AGREEMENT

                  This AMENDED AND RESTATED REGISTRATION AGREEMENT, dated as of September 30, 2003, 2003 (this "Agreement"), by and among VitalStream Holdings, Inc., a Nevada corporation (the "Company"), the holders of Common Stock listed on the Schedule of Common Stockholders attached hereto (including such other holders of Common Stock who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Common Stockholders) (the "Common Stockholders"), the holders of Preferred Stock listed on the Schedule of Preferred Stockholders attached hereto (including such other holders of Preferred Stock who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Preferred Stockholders) (the "Preferred Stockholders"), the holders of Convertible Notes listed on the Schedule of Convertible Noteholders attached hereto (including such other holders of Convertible Notes who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Convertible Noteholders attached hereto) (the "Convertible Noteholders"), and the holders of Warrants listed on the Schedule of Warrant Holders attached hereto (including such other holders of Warrants who may from time to time become parties hereto after the date hereof and be listed on the Schedule of Warrant Holders attached hereto) (the "Warrant Holders").

                  WHEREAS, reference is made to that certain Amended and Restated Asset Purchase Agreement, dated as of January 15, 2003 (as amended and modified from time to time, the "Asset Purchase Agreement"), by and among the Company, VitalStream Broadcasting Corporation (the "Buyer"), Epoch Hosting, Inc. ("Hosting") and Epoch Networks, Inc. ("Networks") pursuant to which the Buyer acquired substantially all of the assets and assumed certain liabilities used in the conduct by Hosting and Networks of their Hosting Businesses (as defined in the Asset Purchase Agreement) in consideration for the issuance of shares of Common Stock by the Company to Hosting.

                  WHEREAS, reference is made to that certain Securities Exchange and Purchase Agreement, dated as of September 30, 2003 (as amended and modified from time to time, the "Exchange and Purchase Agreement"), by and among the Company and the purchasers referred to therein pursuant to which the Company issued to the purchasers Preferred Stock, Convertible Notes and Warrants.

                  WHEREAS, to induce the parties hereto to consummate the transactions contemplated by the Exchange and Purchase Agreement, the Company has agreed to enter into this Agreement for the purposes of providing for registration rights for Common Stock held by the other parties hereto.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  NOW, THEREFORE, the parties hereto agree as follows:

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                  1.       Definitions. Except as defined in this Section 1 or
unless otherwise indicated herein, capitalized terms used in this Agreement have the meanings ascribed to them in the Exchange and Purchase Agreement.

                  "Asset Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Commitment Fee" means the shares of Common Stock issued as the "Commitment Fee" pursuant to the Initial Note Purchase Agreement and the Subsequent Note Purchase Agreement.

                  "Common Stock" means the Common Stock, par value $0.001 per share, of the Company as more fully described in the certificate of incorporation of the Company.

                  "Convertible Notes" means those certain Amended and Restated Convertible Promissory Notes of the Company issued pursuant to the Exchange and Purchase Agreement.

                  "Dolphin" means Dolphin Fund I and Dolphin Fund II.

                  "Dolphin Communications" means Dolphin Communications Fund,
L.P.

                  "Dolphin Communications II" means Dolphin Communications Fund II, L.P.

                  "Dolphin Fund" means Dolphin Communications and Dolphin Parallel.

                  "Dolphin Fund II" means Dolphin Communications II and Dolphin Parallel II.

                  "Dolphin Holders" means Dolphin and any transferee of Dolphin or any Affiliate of Dolphin that holds Registrable Securities and is a party to this Agreement.

                  "Dolphin Parallel" means Dolphin Communications Parallel Fund, L.P.

                  "Dolphin Parallel II" means Dolphin Communications Parallel Fund II (Netherlands), L.P.

                  "Initial Note Purchase Agreement" means that certain Convertible Note and Warrant Purchase Agreement, dated as of November 1, 2002, by and among the Company and the Purchasers which were party thereto.

                  "Preferred Stock" means those certain shares of 2003 Series A Preferred Stock, $.001 par value, of the Company issued or issuable pursuant to the Exchange and Purchase Agreement and those certain shares of 2003 Series B Preferred Stock, $.001 par value, of the Company issued or issuable upon conversion of the Convertible Notes.

                  "Registrable Securities" means (a) the Common Stock issued as payment of the Commitment Fee, (b) any Common Stock issued or issuable to Hosting pursuant to the Asset Purchase Agreement, (c) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Convertible Notes, (d) any Common Stock issued or issuable, directly or

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indirectly, upon exercise of the Warrants, (e) any Common Stock issued or issuable, directly or indirectly, upon conversion of the Preferred Stock, and
(f) any capital stock or other Equity Securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clauses (a), (b),
(c), (d) or (e) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities, when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (ii) the holder of such Registrable Securities can sell all, but not less than all, of the Registrable Securities held by such holder to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) without exceeding such volume limitations under such rule. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and such Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder. In addition, for purposes of this Agreement, any Person who holds Registrable Securities as a result of a transfer of Registrable Securities permitted by this Agreement and the Exchange and Purchase Agreement shall be deemed to be the holder of Registrable Securities.

                  "Registration Expenses" shall have the meaning set forth in
Section 6(a).

                  "Subsequent Note Purchase Agreement" means that certain Amended and Restated Convertible Note and Warrant Purchase Agreement dated January 15, 2003, by and among the Company and the Purchasers which were party thereto, which amended and restated the Initial Note Purchase Agreement.

                  "Warrants" means the Additional Warrants and the Amended and Restated Warrants issued pursuant to the Exchange and Purchase Agreement.

                  2.       Demand Registrations.

                  (a) Requests for Registration. (i) At any time and from time to time after the first anniversary of the Closing Date (as defined in the Exchange and Purchase Agreement), the Dolphin Holders owning a majority of the Registrable Securities held by all Dolphin Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), and (ii) at any time and from time to time after the first anniversary of the Closing Date (as defined in the Exchange and Purchase Agreement), the holders of a majority of the Registrable Securities held by all Dolphin Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"), if available; provided, however, that respect to
Section 2(a)(i) and Section 2(a)(ii) above, in the event the Company files with the Securities and Exchange Commission a registration statement requesting registration of securities (other than any post-

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effective amendment to any registration statement filed by the Company prior to the date hereof; provided that such post-effective amendment does not increase the number of shares of Common Stock registered by such registration statement) (whether on behalf of itself or any third Person), the limitation on registration requests until the first anniversary of the Closing Date (as defined in the Exchange and Purchase Agreement) set forth in Section 2(a)(i) and
Section 2(a)(ii) above shall immediately cease and the Dolphin Holders owning a majority of the Registrable Securities held by all Dolphin Holders may request registration under the Securities Act in accordance with the provisions of this Agreement. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered (which shall be no fewer than the lesser of (i) Registrable Securities with a Market Price of $3,000,000, or (ii) 25% of the outstanding Registrable Securities), the anticipated per share price range for such offering and the intended method of distribution. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 2(d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                  (b) Long-Form Registrations. The Dolphin Holders shall be entitled to request two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and any Long-Form Registration shall not count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations. All Long-Form Registrations shall be underwritten registrations.

                  (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), the Dolphin Holders shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

                  (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Registrable Securities initially requesting such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of

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the Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

                  (e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the Ordinary Course of Business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

                  (f) Selection of Underwriters. Within thirty (30) days following submission of a request for registration pursuant to this Agreement, the Company shall choose the managing underwriter administering the offering of any Registrable Securities registered pursuant to this Agreement, which managing underwriter shall be a nationally recognized or regionally recognized investment bank. In the event that the Company fails to choose the managing underwriter within such thirty (30) period, the holders of a majority of the Registrable Securities initially requesting registration hereunder shall have the right to select the managing underwriter to administer the offering.

                  (g) Other Registration Rights. The Company represents and warrants that, except for the agreements disclosed in Section 7B(ii) of the Schedules to the Exchange and Purchase Agreement (the "Other Registration Rights Agreements"), it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any Equity Securities of the Company, or any securities convertible or exchangeable into or exercisable for Equity Securities of the Company, without the prior written consent of the holders of at least a majority of the Registrable Securities held by all Dolphin Holders; provided that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations as set forth in Section 3(c) and Section 3(d) hereof and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder.

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                  3.       Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Section 3(c) and Section 3(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice.

                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities specified in Section 6(a) and the registration expenses specified in Section 6(b) shall be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

                  (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein, and (ii) second, other securities requested to be included in such registration.

                  (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities held by all Dolphin Holders included in such Piggyback Registration. Such approval shall not be unreasonably withheld or delayed.

                  (f) Other Registrations. Unless required to do so by the terms of one or more of the Other Registration Rights Agreements, if the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section

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3, and if such previous registration has not been withdrawn or abandoned, the
Company shall not file or cause to be effected any other registration of any of its Equity Securities or securities convertible or exchangeable into or exercisable for its Equity Securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one 180 days has elapsed from the effective date of such previous registration.

                  4.       Holdback Agreements.

                  (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Securities of the Company during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company (i) shall not effect any public sale or distribution of its Equity Securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering or pursuant to a right to purchase Common Stock existing on the date hereof) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                  (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the

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prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system, the OTC Bulletin Board or any successor to the OTC Bulletin Board;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities held by all Dolphin Holders being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and

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other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

                  (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                  6.       Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, the OTC Bulletin Board or any successor to the OTC Bulletin Board, and the underwriting expenses (including discounts and commissions of the Company but excluding discounts and commissions of any other Person) with respect to Piggy Back Registrations in which the Company has elected to engage an underwriter.

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                  (b)      In connection with each Demand Registration and each
Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities held by all Dolphin Holders initially requesting such registration (the "Dolphin Counsel") and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration, provided, however, that the Company shall not be obligated to reimburse (i) the holders with respect to the Dolphin Counsel for more than $25,000 (and the counsels of all other holders for more than $10,000 in the aggregate) in connection with any Demand Registration or Piggyback Registration on Form S-1 or any similar long-form registration and (ii) the holders with respect to the Dolphin Counsel for more than $13,000 (and the counsels of all other holders for more than $5,000) in connection with any Demand Registration or Piggyback Registration on Form S-2 or S-3 or any similar short-form registration (provided that such Demand Registration or Piggyback Registration on Form S-2 or S-3 does not involve the preparation of any registration statement, prospectus or similar disclosure document containing substantially the information generally set forth in a registration statement on Form S-1).

                  (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  7.       Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the

Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  9.       Miscellaneous.

                  (a) No Inconsistent Agreements; Entire Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares); provided, however, notwithstanding anything to the contrary in this
Section 9(b), this Section 9(b) shall not prohibit the Company from effecting a stock split or a reverse stock split at any time other than during the period beginning on the date of filing of any registration statement required to be filed by this Agreement and ending on the date that is 180 days after the effectiveness of such registration statement.

                  (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

                  (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the holders of Registrable Securities may be transferred or assigned (but only with all related obligations) by a holder of Registrable Securities to a transferee or assignee of such Registrable Securities, provided: (i) such transferee or assignee shall agree in writing to be bound by and subject to the terms and conditions of this Agreement and (ii) such transfer or assignment shall be effective only upon the receipt by the Company of written notice of such transfer or assignment.

                  (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                  (f) Descriptive Headings; Interpretation. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. The use of the word "including" or any variation or derivative thereof in this Agreement is by way of example rather than by limitation.

                  (g) Notices; Business Days. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to (i) a Convertible Noteholder at the address indicated on the Schedule of Convertible Noteholders, (ii) a Warrant Holder at the address indicated on the Schedule of Warrant Holders, (iii) a Common Stockholder at the address indicated on the Schedule of Common Stockholders, (iv) a Preferred Stockholder at the address indicated on the Schedule of Preferred Stockholders and (v) the Company at the address indicated below:

                           One Jenner, Suite 100
                           Irvine, California 92618
                           Facsimile: 949-453-8686
                           Attention: Chief Operating Officer

                           and

                           One Jenner, Suite 100
                           Irvine, California 92618
                           Facsimile: (949) 453-8686
                           Attention: General Counsel

                           with a copy (which shall not constitute notice to the Company) to:

                           Stoel Rives LLP
                           201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111
                           Facsimile: (801) 578-6999
                           Attention: Bryan T. Allen, Esq.

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (h) Amendments and Waivers; Effectiveness and Binding Nature of this Agreement. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of
(i) the Company and (ii) the Dolphin Holders owning a majority of the Registrable Securities held by all Dolphin Holders. Notwithstanding the foregoing, without the consent of any other Person, the Company may restate any schedule hereto to (A) add additional Persons who become holders of Common Stock, Preferred Stock, Convertible Notes or Warrants and execute and deliver a counterpart to this Agreement or (B) change the address for notice to any Person at such Person's request. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  (i) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  (k) GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF NEVADA HALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SECURITYHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  (l) WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND EACH HOLDER OF REGISTRABLE SECURITIES HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY in any litigation in any court with respect to, in connection with, or arising out of this Agreement or the validity, protection, interpretation, collection or enforcement hereof; AND THE COMPANY AND EACH HOLDER OF REGISTRABLE SECURITIES HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OR CROSS-CLAIM in connection with any such litigation, irrespective of the nature of such setoff, counterclaim or cross-claim except to the extent that the failure so to assert any such setoff, counterclaim or cross-claim would permanently preclude the prosecution of or recovery upon same. THE COMPANY AGREES THAT THIS SECTION 9(l) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE HOLDERS OF REGISTRABLE SECURITIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT IF THIS SECTION 9(l) WERE NOT PART OF THIS AGREEMENT.

                  (m) Termination of Prior Agreement. The Company, the Common Stockholders, the Convertible Noteholders and certain of the Warrant Holders entered into a Registration Agreement dated November 26, 2002 (the "Prior Registration Agreement"). Upon the execution of this Agreement by each of the parties to the Prior Registration Agreement, the Prior Registration Agreement shall immediately and automatically terminate.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                        VITALSTREAM HOLDINGS, INC.

                                        By: ____________________________________
                                            Name: Paul S. Summers
                                            Title: President

                                        COMMON STOCKHOLDERS

                                        DOLPHIN COMMUNICATIONS FUND II, L.P.

                                        By:  Dolphin Communications II, L.P.,
                                             Its General Partner

                                        By:  Dolphin Communications, L.L.C.,
                                             Its General Partner

                                             By: _______________________________
                                                 Name:  Richard J. Brekka
                                                 Title: President

                                        DOLPHIN COMMUNICATIONS PARALLEL FUND II
                                        (NETHERLANDS), L.P.

                                        By:  Dolphin Communications II, L.P.,
                                             Its General Partner

                                        By:  Dolphin Communications, L.L.C.,
                                             Its General Partner

                                             By: _______________________________
                                                 Name:  Richard J. Brekka
                                                 Title: President

                                        EPOCH HOSTING INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                   [SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                       CONVERTIBLE NOTEHOLDERS
                                       (EACH OF WHICH IS ALSO A WARRANT HOLDER)

                                       DOLPHIN COMMUNICATIONS FUND II, L.P.

                                       By:  Dolphin Communications II, L.P.,
                                            Its General Partner

                                       By:  Dolphin Communications, L.L.C.,
                                            Its General Partner

                                            By: ________________________________
                                                Name:  Richard J. Brekka
                                                Title: President

                                       DOLPHIN COMMUNICATIONS PARALLEL FUND II
                                       (NETHERLANDS), L.P.

                                       By:  Dolphin Communications II, L.P.,
                                            Its General Partner

                                       By:  Dolphin Communications, L.L.C.,
                                            Its General Partner

                                            By: ________________________________
                                                Name:  Richard J. Brekka
                                                Title: President

                   [SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                       PREFERRED STOCKHOLDERS
                                       (EACH OF WHICH IS ALSO A WARRANT HOLDER)

                                       DOLPHIN COMMUNICATIONS FUND II, L.P.

                                       By:  Dolphin Communications II, L.P.,
                                            Its General Partner

                                       By:  Dolphin Communications, L.L.C.,
                                            Its General Partner

                                            By: ________________________________
                                                Name:  Richard J. Brekka
                                                Title: President

                                       DOLPHIN COMMUNICATIONS PARALLEL FUND II
                                       (NETHERLANDS), L.P.

                                       By:  Dolphin Communications II, L.P.,
                                            Its General Partner

                                       By:  Dolphin Communications, L.L.C.,
                                            Its General Partner

                                            By: ________________________________
                                                Name:  Richard J. Brekka
                                                Title: President

                                       _________________________________________
                                         Philip N. Kaplan, an individual

                                       _________________________________________
                                         Kevin D. Herzog, an individual

                                       _________________________________________
                                         Michael F. Linos, an individual

                   [SIGNATURE PAGE TO REGISTRATION AGREEMENT]

                                       _________________________________________
                                         Steve Smith, an individual

                                       _________________________________________
                                         Arturo Sida, an individual

                         SCHEDULE OF COMMON STOCKHOLDERS

         Dolphin Communications Fund II, L.P.
         Dolphin Communications Parallel Fund II (Netherlands), L.P. 750 Lexington Avenue
         16th Floor
         New York, NY 10022
         Attention: Mr. Richard J. Brekka
         Facsimile: (212) 446-1638

         with a copy (which shall not constitute notice to the Dolphin) to:

         Kirkland & Ellis
         Citigroup Center
         153 East 53rd Street
         New York, NY 10022
         Attention: John Kuehn, Esq.
         Facsimile: (212) 446-4900

         Epoch Hosting, Inc.
         c/o Dolphin Equity Partners, L.P.
         750 Lexington Avenue
         16th Floor
         New York, NY 10022
         Attention: Mr. Richard J. Brekka
         Facsimile: (212) 446-1638

                       SCHEDULE OF CONVERTIBLE NOTEHOLDERS

         Dolphin Communications Fund II, L.P.
         Dolphin Communications Parallel Fund II (Netherlands), L.P. 750 Lexington Avenue
         16th Floor
         New York, NY 10022
         Attention: Mr. Richard J. Brekka
         Facsimile: (212) 446-1638

         with a copy (which shall not constitute notice to the Dolphin) to:

         Kirkland & Ellis
         Citigroup Center
         153 East 53rd Street
         New York, NY 10022
         Attention: John Kuehn, Esq.
         Facsimile: (212) 446-4900

              SCHEDULE OF PREFERRED STOCKHOLDERS AND WARRANTHOLDERS

         Dolphin Communications Fund II, L.P.
         Dolphin Communications Parallel Fund II (Netherlands), L.P. 750 Lexington Avenue
         16th Floor
         New York, NY 10022
         Attention: Mr. Richard J. Brekka
         Facsimile: (212) 446-1638

         with a copy (which shall not constitute notice to the Dolphin) to:

         Kirkland & Ellis
         Citigroup Center
         153 East 53rd Street
         New York, NY 10022
         Attention: John Kuehn, Esq.
         Facsimile: (212) 446-4900

         Philip N. Kaplan
         7 Cavaillon
         Newport Coast, CA 92657
         Telephone: (949) 706-9436

         Steve Smith
         1103 N. Lowell Street
         Santa Ana, CA 92703
         Telephone: (949) 678-0292

         Kevin Herzog
         1801 Santiago Drive
         Newport Beach, CA 92660
         Telephone: (949) 743-2029

         Michael F. Linos
         3 Mansfield
         Irvine, CA 92620
         Telephone: (714) 368-1392

         Arturo Sida
         26625 Honey Creek Road
         Rancho Palos Verdes, CA 90275
         Telephone: (310) 541-7609